SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         THE ESTEE LAUDER COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other that the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

--------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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



    The Estee Lauder Companies Inc.
    767 Fifth Avenue
    New York, NY 10153




    Leonard A. Lauder
    Chairman


                                                             [ESTEE LAUDER LOGO]




                                                              September 15, 2003


Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders. It will be held on Wednesday, November 5, 2003, at 10:00 a.m., local time, at The Essex House in New York City.

     The enclosed notice and proxy statement contain details concerning the meeting. The Board of Directors recommends a vote "FOR" all the following items of business:

     1. Election of three Directors to serve until the 2006 Annual Meeting of Stockholders;

     2.   Approval of the Executive Annual Incentive Plan; and

     3. Ratification of the Audit Committee's appointment of KPMG LLP as independent auditors for the 2004 fiscal year.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

     I look forward to seeing you at the Annual Meeting.



                                             /s/ Leonard A. Lauder

                         THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DATE AND TIME:

     Wednesday, November 5, 2003, at 10:00 a.m., local time

PLACE:

     The Essex House
     Grand Salon
     160 Central Park South
     New York, New York 10019

ITEMS OF BUSINESS:

     1. To elect three Directors to serve until the 2006 Annual Meeting of Stockholders;

     2.   To approve the Executive Annual Incentive Plan; and

     3. To ratify the Audit Committee's appointment of KPMG LLP as independent auditors for the 2004 fiscal year.

     We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

WHO MAY VOTE?

     Stockholders of record of the Class A Common Stock and Class B Common Stock at the close of business on September 12, 2003 are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

ADMISSION TO THE MEETING:

     ADMISSION TO THE MEETING WILL REQUIRE A TICKET. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, please request a ticket by writing to the Investor Relations Department at The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.


                                       By Order of the Board of Directors


                                       SARA E. MOSS
                                       SENIOR VICE PRESIDENT,
                                       GENERAL COUNSEL AND SECRETARY

New York, New York
September 15, 2003

     YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                         THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                                                              September 15, 2003

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 5, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estee Lauder Companies Inc. (the "Company", "we" or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at The Essex House, 160 Central Park South, New York, New York, on Wednesday, November 5, 2003, at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

     All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons signing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is October 1, 2003.

     All properly signed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of Directors to serve until the Annual Meeting of Stockholders in 2006, stockholders may vote in favor of all nominees or withhold their votes as to any or all nominees. Regarding the other proposals to be voted upon, stockholders may vote in favor of a proposal, may vote against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given, the shares represented by a signed proxy will be voted:

     1.  FOR the election of all nominees as Director;

     2.  FOR the approval of the Executive Annual Incentive Plan; and

     3. FOR the ratification of the appointment of KPMG LLP as independent auditors.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. Under our bylaws, approval of the Executive Annual Incentive Plan and ratification of the appointment of KPMG LLP each requires the affirmative vote of a majority of the votes cast "For" and "Against" the proposal by holders of Class A Common Stock and Class B Common Stock. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals for this proposal, will have the practical effect of reducing the number of "For" votes needed to approve it.

     Only owners of record of shares of Class A Common Stock and Class B Common Stock at the close of business on September 12, 2003 are entitled to vote at the Annual Meeting or adjournments or postponements of the meeting. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share of Class A Common Stock so held. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share of Class B Common Stock so held. On September 12, 2003, there were 120,840,387 shares of Class A Common Stock and 107,162,533 shares of Class B Common Stock issued and outstanding.

     A list of stockholders as of the close of business on September 12, 2003 will be available for inspection during normal business hours from October 22, 2003 through November 4, 2003, at the office of Spencer G. Smul, Associate Counsel and Assistant Secretary of the Company, at 767 Fifth Avenue, New York, New York 10153.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)


BOARD OF DIRECTORS

     The Board of Directors has fixed the number of Directors at ten. The Directors are divided into three classes, each serving for a period of three years.

     The stockholders elect approximately one-third of the members of the Board of Directors annually. The Directors whose terms will expire at the 2003 Annual Meeting of Stockholders are Irvine O. Hockaday, Jr., Fred H. Langhammer, and Rose Marie Bravo, each of whom has been nominated to stand for reelection as a Director at the 2003 Annual Meeting, to hold office until the 2006 Annual Meeting and until his or her successor is elected and qualifies.

     In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board of Directors may reduce the number of Directors or may designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies for the election of such substitute nominee or nominees.

     THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2006 ANNUAL MEETING. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

--------------------------------------------------------------------------------
              NOMINEES FOR ELECTION TO TERM EXPIRING 2006 (CLASS I)
--------------------------------------------------------------------------------
                        Irvine O. Hockaday, Jr.              Director since 2001
                                                             Age 67

[PHOTO] Mr. Hockaday is the former President and Chief Executive Officer of Hallmark Cards, Inc. He retired in December 2001. Prior to joining Hallmark in 1983, he was President and Chief Executive Officer of Kansas City Southern Industries, Inc. Mr. Hockaday was a member of the Hallmark Board of Directors from 1978 until January 2002. He is a director of the Ford Motor Company (Chairman of the Audit Committee since 1997), Dow Jones & Co., Inc. (member of the Audit Committee from 1990 until 1995), Sprint Corp. (Lead Independent Director since 2003; member of the Audit Committee from 1997 until 2000), Aquila, Inc., and Crown Media Holdings. He is a trustee emeritus of the Aspen Institute.

                        Mr. Hockaday is Chairman of the Audit Committee.
--------------------------------------------------------------------------------
                        Fred H. Langhammer                   Director since 1996
                                                             Age 59

[PHOTO] Mr. Langhammer has been Chief Executive Officer since 2000 and President of the Company since 1995. He was Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined the Company in 1975 as President of its operations in Japan and, in 1982, he was appointed Managing Director of the Company's operations in Germany. He is a member of the Board of Directors of The Gillette Company, Inditex, S.A. (an apparel manufacturer and retailer), The Germany Fund, Inc., the Cosmetics, Toiletries and Fragrance Association, and the German American Chamber of Commerce, Inc., and Co-Chairman of the American Institute for Contemporary German Studies at Johns Hopkins University. He is also a Senior Fellow of the Foreign Policy Association and a Director of the Japan Society.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Rose Marie Bravo                     Director Since 2003
                                                             Age 52

[PHOTO]                 Ms. Bravo is Chief Executive of Burberry Group Plc.
                        Prior to her appointment at Burberry in 1997, Ms. Bravo was President of Saks Fifth Avenue from 1992, with responsibility for merchandising, marketing and product development. From 1974 to 1992, Ms. Bravo held a number of positions at R.H. Macy & Co., culminating as Chairman and Chief Executive Officer of the U.S. retailer, I. Magnin from 1987 to 1992. Ms. Bravo is a member of the Board of Directors of Tiffany & Co. and Burberry Limited and serves as a trustee of Fordham University.

--------------------------------------------------------------------------------
               INCUMBENT DIRECTORS - TERM EXPIRING 2004 (CLASS II)
--------------------------------------------------------------------------------
                        Lynn Forester de Rothschild          Director since 2000
                                                             Age 49

[PHOTO] Lady de Rothschild is Founder and Chief Executive Officer of ELR Holdings, Ltd., a private investment company. From 1990 to 2002, Lady de Rothschild was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned and managed various telecommunications companies. She was Executive Vice President for Development at Metromedia Telecommunications, Inc. from 1984 to1989. She began her career in 1980 as an associate at the law firm of Simpson, Thacher and Bartlett, where she practiced corporate law. Lady de Rothschild is a director of The Economist Newspaper Limited. She is also a trustee of the American Fund for the Tate Gallery, the Outward Bound Trust (UK) and The Old Vic Theatre Trust. Lady de Rothschild is a member of the Council on Foreign Relations and the Foreign Policy Association, and she served as a member of the National Information Infrastructure Advisory Committee and the Secretary of Energy Advisory Board under President Clinton.

                        Lady de Rothschild is Chairman of the Nominating and Board Affairs Committee and is a member of the Audit Committee, the Compensation Committee and the Stock Plan Subcommittee.
--------------------------------------------------------------------------------
                        William P. Lauder                    Director since 1996
                                                             Age 43

[PHOTO] Mr. Lauder became Chief Operating Officer of the Company in January 2003. From July 2001 through December 2002, he was Group President responsible for the worldwide business of Clinique and Origins and the Company's retail store and on-line operations. From 1998 to 2001, he was President of Clinique Laboratories, Inc. Prior to 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. He is a member of the Board of Trustees of The Trinity School in New York City and the Boards of Directors of The Fragrance Foundation, the Fresh Air Fund and the 92nd Street Y.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Richard D. Parsons                   Director since 1999
                                                             Age 55

[PHOTO] Mr. Parsons is Chairman (since May 2003) and Chief Executive Officer (since May 2002) of AOL Time Warner Inc. From January 2001 until May 2002, he was Co-Chief Operating Officer of AOL Time Warner. From 1995 until the merger with America On-Line Inc., he was President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. Mr. Parsons is a director of AOL Time Warner Inc. and Citigroup. Among his numerous community activities, he is Chairman of the Apollo Theatre Foundation, and serves on the boards of the Colonial Williamsburg Foundation and the Museum of Modern Art. He is also a trustee of Howard University.

                        Mr. Parsons is Chairman of the Compensation Committee and a member of the Nominating and Board Affairs Committee.
--------------------------------------------------------------------------------
              INCUMBENT DIRECTORS - TERM EXPIRING 2005 (CLASS III)
--------------------------------------------------------------------------------
                        Charlene Barshefsky                  Director since 2001
                                                             Age 53

[PHOTO] Ambassador Barshefsky is Senior International Partner at the law firm of Wilmer, Cutler & Pickering in Washington, D.C. Prior to joining the law firm, she was the United States Trade Representative from March 1997 until January 2001 and Deputy United States Trade Representative and Acting United States Trade Representative from June 1993 until March 1997. From February 2001 until July 2001, Ambassador Barshefsky was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars in Washington, D.C. Ambassador Barshefsky is also a director of American Express Company, Starwood Hotels & Resorts Worldwide, Inc., and Idenix Pharmaceuticals, Inc. and is a member of Intel Corporation's Policy Advisory Board.

                        Ambassador Barshefsky is a member of the Audit
                        Committee.
--------------------------------------------------------------------------------
                        Leonard A. Lauder                    Director since 1958
                                                             Age 70

[PHOTO] Mr. Lauder has been Chairman of the Board of Directors of the Company since 1995. He served as Chief Executive Officer of the Company from 1982 through 1999 and as President from 1972 until 1995. Mr. Lauder formally joined the Company in 1958 after serving as an officer in the United States Navy. Since joining the Company, he has held various positions, including executive officer positions other than those described above. He is Chairman of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of the University of Pennsylvania and a Trustee of The Aspen Institute. He served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

                        Mr. Lauder is a member of the Nominating and Board Affairs Committee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Ronald S. Lauder                 Director since 1988 and
                                                         From 1968 to 1986
                                                         Age 59

[PHOTO] Mr. Lauder has served as Chairman of Clinique Laboratories, Inc. since returning from government service in 1987 and was Chairman of Estee Lauder International, Inc. from 1987 through 2002. Mr. Lauder joined the Company in 1964 and has served in various capacities. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he was U.S. Ambassador to Austria. He is non-executive Chairman of the Board of Directors of Central European Media Enterprises Ltd. He is also Chairman of the Board of Trustees of the Museum of Modern Art.
--------------------------------------------------------------------------------
                        Marshall Rose                    Director since 1996
                                                         Age 66

[PHOTO] Mr. Rose has been the Chairman of the Board of The Georgetown Group, a privately held real estate development and financial service firm, since 1978. He is a director of One Liberty Properties Inc. Among his numerous civic activities, he is Chairman Emeritus of The New York Public Library, a director and member of the Executive Committee of Bryant Park Restoration Corporation, a director and member of the Executive Committee of the Board of Advisors of the Graduate School and University Center of the City University of New York, and a Director of Lincoln Center.

                        Mr. Rose is a member of the Compensation Committee and the Stock Plan Subcommittee.
--------------------------------------------------------------------------------

OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 12, 2003 (or such other date specified in the notes to the table) by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers whose names appear in the summary compensation table, and (iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. AS DESCRIBED IN THE NOTES TO THE TABLE, THE NAMED INDIVIDUALS SHARE VOTING AND/OR INVESTMENT POWER WITH RESPECT TO CERTAIN SHARES OF COMMON STOCK. CONSEQUENTLY, SUCH SHARES ARE SHOWN AS BENEFICIALLY OWNED BY MORE THAN ONE PERSON.

                                                                                          CLASS B       VOTING
                                                CLASS A COMMON STOCK (1)               COMMON STOCK     POWER++
                                        ------------------------------------------  -----------------   -------
                                                                         SHARES
                                                                       UNDERLYING
     DIRECTORS, EXECUTIVE OFFICERS                            STOCK    EXERCISABLE
          AND 5% STOCKHOLDERS             NUMBER       %    UNITS (2)  OPTIONS (#)    NUMBER       %       %
------------------------------------    ----------   ----   ---------  -----------  -----------  ----    -----
The Estee Lauder 2002 Trust (3) .......         --     --         --           --    10,188,803   9.5     8.5
Leonard A. Lauder (3)(4) .............. 10,463,127    8.7         --    3,421,302    56,740,497  52.9    48.5
Ronald S. Lauder (3)(5) ...............  2,317,552    1.9         --    1,050,002    37,043,694  34.6    31.3
The Estee Lauder 1994 Trust (3)(6) ....  4,498,951    3.7         --           --     2,001,049   1.9     2.1
Ira T. Wender, as trustee (3)(7) ......    118,564    0.1         --           --    14,034,957  13.1    11.8
William P. Lauder (3)(8) ..............  3,618,984    3.0         --      329,000     6,093,254   5.7     5.4
Gary M. Lauder (3)(9) .................  2,575,945    2.1         --           --     3,852,086   3.6     3.4
Joel S. Ehrenkranz,
  as trustee (3)(10) ..................  2,152,266    1.8         --           --     7,675,370   7.2     6.6
Richard D. Parsons, individually and
  as trustee (3)(11) ..................  4,017,605    3.3         --       21,698    20,304,638  18.9    17.4
Fred H. Langhammer (12) ...............    100,050    0.1    362,751    2,026,502            --    --       *
Charlene Barshefsky (13) ..............      2,000      *         --       15,025            --    --       *
Rose Marie Bravo (14) .................      2,000      *         --           --            --    --       *
Lynn Forester de Rothschild (15) ......      2,000      *      6,240       15,025            --    --       *
Irvine O. Hockaday, Jr. (16) ..........      3,000      *      8,711       12,325            --    --       *
Marshall Rose (17) ....................     20,449      *     10,107       16,673            --    --       *
Patrick Bousquet-Chavanne (18) ........      1,322      *         --      249,000            --    --       *
Daniel J. Brestle (19) ................      5,367      *         --      365,666            --    --       *
All directors and executive officers
  as a group (20 persons) (20) ........ 12,414,480   10.3    387,808    8,019,650   102,300,972  95.5    86.8

----------
++ Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially by such person or persons. Excludes stock options and stock units.

*     Less than 0.1%.

(1) Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

(2) The stock units beneficially owned by Mr. Langhammer are payable in a like number of shares of Class A Common Stock. The stock units beneficially owned by Lady de Rothschild and certain of those beneficially owned by Mr. Hockaday and Mr. Rose are to be paid out in cash and represent a deferral of retainers and meeting fees. The remaining stock units beneficially owned by Mr. Hockaday and Mr. Rose represent the stock portion of their annual retainers plus dividend equivalents. Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit. See notes (15) through (17).

(3) Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, Gary M. Lauder, each individually and as trustees of various trusts, Ira T. Wender, as trustee, Joel S. Ehrenkranz, as trustee, and Richard D. Parsons, as trustee, are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's shares for the election of Leonard
      A. Lauder, Ronald S. Lauder and their respective designees as directors of the Company. See notes (4), (5), and (7) through (11) for certain exceptions. Shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4) Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows: 5,369,169 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power (including 2,894,986 shares of Class A Common Stock which are owed to Leonard A. Lauder by Ronald S. Lauder; such loan is secured by a pledge of 2,894,986 shares of Class B Common Stock); 3,279,302 shares of Class A Common Stock and 42,705,540 shares of Class B Common Stock as the majority stockholder of the sole general partner of a limited partnership and with respect to which he has sole voting and investment power; 10,188,803 shares of Class B Common Stock as co-trustee of The Estee Lauder 2002 Trust with respect to which he shares voting power with Ronald S. Lauder, as co-trustee, and investment power with Ronald S. Lauder and Ira T. Wender, as co-trustees; 1,095,410 shares of Class A Common Stock as co-trustee of the Estee Lauder 2001 Charitable Trust with respect to which he shares voting power with Ronald S. Lauder; 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of a trust (the "LAL Trust"), which is a general partner of the same limited partnership, and with respect to which he shares voting power with Ronald S. Lauder, who also is an individual general partner of the limited partnership and co-trustee of another trust (the "RSL Trust"), which is a general partner of the limited partnership, and with respect to which he shares investment power with Ronald S. Lauder, as an individual general partner of the limited partnership and as co-trustee of the RSL Trust, Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust; 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; and 390,000 shares of Class A Common Stock owned by Evelyn H. Lauder. Shares owned by the Estee Lauder 2001 Charitable Trust, Evelyn H. Lauder and The Lauder Foundation are not subject to the Stockholders' Agreement. Leonard A. Lauder disclaims beneficial ownership of the shares of Class A Common Stock owned by The Lauder Foundation and Evelyn H. Lauder. Exercisable options include options with respect to 121,300 shares granted to Evelyn
      H. Lauder. In addition, Leonard A. Lauder has options with respect to another 999,998 shares granted to him pursuant to his prior employment agreement that are not yet exercisable. Evelyn H. Lauder has options with respect to another 33,700 shares granted to her pursuant to the Company's share incentive plans that are not yet exercisable. Leonard A. Lauder is also trustee and beneficiary of a trust that owns 683,980 shares of the Company's $6.50 Cumulative Redeemable Preferred Stock.

(5) Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows: 500,000 shares of Class A Common Stock and 23,005,555 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 3,182 shares of Class A Common Stock and 3,182 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; 10,188,803 shares of Class B Common Stock as co-trustee of The Estee Lauder 2002 Trust with respect to which he shares voting power with Leonard A. Lauder, as co-trustee, and with respect to which he shares investment power with Leonard A. Lauder and Ira
      T. Wender, as co-trustees; 1,095,410 shares of Class A Common Stock as co-trustee of the Estee Lauder 2001 Charitable Trust with respect to which he shares voting power with Leonard A. Lauder; 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of the RSL Trust, which is a general partner of the same limited partnership, and with respect to which he shares voting power with Leonard A. Lauder, who also is an individual general partner of the limited partnership and co-trustee of the LAL Trust, which is a general partner of the limited partnership, and investment power with Leonard A. Lauder, as an individual general partner of the limited partnership and as co-trustee of the LAL Trust, Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust; 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; 36,457 shares of Class A Common Stock as a Director of the

      Ronald S. Lauder Foundation with respect to which he shares voting and investment power; 230,000 shares of Class A Common Stock as a Director of the Neue Galerie New York and with respect to which he shares voting and investment power; and 123,257 shares of Class A Common Stock as a Director of The Jewish Renaissance Foundation with respect to which he shares voting and investment power. Shares owned by the Estee Lauder 2001 Charitable Trust, The Lauder Foundation, Neue Galerie New York and The Jewish Renaissance Foundation are not subject to the Stockholders' Agreement. Ronald S. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, The Lauder Foundation, the Ronald
      S. Lauder Foundation, Neue Galerie New York and The Jewish Renaissance Foundation. Ronald S. Lauder borrowed shares of Class A Common Stock from certain Family Controlled Trusts (as defined below) and Leonard A. Lauder, which he sold in the Company's initial public offering. Ronald S. Lauder is obligated to repay the outstanding loans, which in the aggregate are currently in respect of 6,394,986 shares of Class A Common Stock, by delivering to the lending Family Controlled Trusts and Leonard A. Lauder shares equal in number to the borrowed shares. This obligation is secured by pledges of 500,000 shares of Class A Common Stock and 5,894,986 shares of Class B Common Stock owned by Ronald S. Lauder as to which he has sole voting power and shares investment power with the respective pledgees. 17,110,569 shares of Class B Common Stock are pledged by Mr. Lauder to secure loans under a loan facility with a group of banks. Ronald S. Lauder also has options with respect to 249,998 shares granted to him pursuant to his prior employment agreement that are not yet exercisable.

(6) Ronald Weintraub is the sole trustee of The Estee Lauder 1994 Trust and has sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock owned by such trust. The shares of Class A Common Stock are pledged to JP Morgan Securities Inc. in connection with delivery obligations under a forward purchase contract sold by the trust to JP Morgan Securities Inc. The trust also owns 2,916,000 shares of the Company's $6.50 Cumulative Redeemable Preferred Stock, which are pledged to secure loans from a group of banks. The shares owned by the trust are not subject to the Stockholders' Agreement. The address of the trust is c/o George E.B. Maguire, Debevoise & Plimpton, 919 Third Avenue, New York, New York 10021.

(7) Includes shares owned beneficially or deemed to be owned beneficially by Ira T. Wender as follows: 3,000 shares of Class A Common Stock owned by his wife; 10,188,803 shares of Class B Common Stock as co-trustee of The Estee Lauder 2002 Trust and with respect to which he shares investment power with Leonard A. Lauder and Ronald S. Lauder; 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the LAL Trust and as co-trustee of the RSL Trust, which trusts are general partners of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, as co-trustee of the LAL Trust and as an individual general partner of the limited partnership, Ronald S. Lauder, as co-trustee of the RSL Trust and as an individual general partner of the limited partnership, Joel S. Ehrenkranz, as co-trustee of the LAL Trust, and Richard D. Parsons, as co-trustee of the RSL Trust; and 100,180 shares of Class A Common Stock with respect to which he has sole voting power as sole trustee of the RSL 4201 Trust. Mr. Wender disclaims beneficial ownership of such shares. Shares owned by the RSL 4201 Trust are not subject to the Stockholders' Agreement. Mr. Wender's business address is 1133 Avenue of the Americas, New York, New York 10036.

(8) Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows: 1,168,240 shares of Class A Common Stock and 2,264,038 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 2,136,882 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Joel Ehrenkranz, as co-trustees; and 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power. Shares owned by The Lauder Foundation are not subject to the Stockholders' Agreement. William P. Lauder disclaims beneficial ownership with respect to shares of Class A Common Stock owned by The Lauder Foundation. William P. Lauder also has options with respect to 501,000 shares of Class A Common Stock granted to him pursuant to the Company's share incentive plans that are not yet exercisable.

(9) Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows: 70,375 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 363,454 shares of Class A Common Stock as sole trustee of the Gary M. Lauder 2000 Revocable Trust as to which he has sole voting and investment power; 2,136,882 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Joel Ehrenkranz, as co- trustees; and 5,234 shares of Class A Common Stock and 22,870 shares of Class B Common Stock as custodian for his nieces. Mr. Lauder disclaims beneficial ownership of the shares held by him as custodian. Gary M. Lauder's business address is ICTV Inc., 14600 Winchester Boulevard, Los Gatos, California 95030.

(10) Includes shares owned beneficially or deemed to be owned beneficially by Joel S. Ehrenkranz as follows: 2,136,882 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares investment power with William P. Lauder and Gary M. Lauder, as co-trustee; and 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the LAL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the RSL Trust, Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Ira T. Wender, as co-trustee of the LAL Trust. Mr. Ehrenkranz is also a trustee of a trust for the benefit of Leonard A. Lauder that owns 683,980 shares of the Company's $6.50 Cumulative Redeemable Preferred Stock. Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(11) Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows: 2,221 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 4,000,000 shares of Class A Common Stock and 16,458,484 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power; and 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the RSL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ira T. Wender, as co-trustee of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust. Mr. Parsons disclaims beneficial ownership of all such shares, other than those owned by him directly. 3,500,000 shares of Class A Common Stock owned by trusts for the benefit of Aerin Lauder and Jane Lauder represent shares owed to the trusts by Ronald S. Lauder to secure repayment of stock loans made to Mr. Lauder. Such loans, which were made to Mr. Lauder at the time of the Company's initial public offering, are secured by a pledge of 500,000 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock. Options in respect of 13,998 shares of Class A Common Stock are exercisable and the rest become exercisable on October 31, 2003. Mr. Parson's business address is 75 Rockefeller Plaza, New York, New York 10019.

(12) Excludes stock options with respect to 2,573,498 shares of Class A Common Stock granted to Mr. Langhammer under his prior employment agreement and the Company's Fiscal 1999 and Fiscal 2002 Share Incentive Plans that are not yet exercisable.

(13) Options in respect of 7,325 shares of Class A Common Stock are exercisable and the rest become exercisable on October 30, 2003.

(14) Includes 2,000 shares of Class A Common Stock to be granted to Ms. Bravo on November 5, 2003.

(15) Options in respect of 7,325 shares of Class A Common Stock are exercisable and the rest become exercisable on October 30, 2003. Lady de Rothschild defers the cash portion of her board retainer and meeting fees in the form of cash-payout stock units.

(16) Options in respect of 7,325 shares of Class A Common Stock are exercisable and the rest become exercisable on October 30, 2003. Mr. Hockaday has share-payout stock units in respect of 907 shares of Class A Common Stock. Mr. Hockaday defers the cash portion of his board retainer and meeting fees in the form of cash-payout stock units, which account for the remaining stock units.

(17) Includes shares of Class A Common Stock owned beneficially by Mr. Rose as follows: 8,449 shares indirectly as a director of a private foundation, and 12,000 shares as trustee of trusts for his children, in each case with respect to which he has sole voting and investment power. Mr. Rose disclaims beneficial ownership of shares owned by the foundation and by his child's trust. In addition, Mr. Rose has share-payout stock units in respect of 1,662 shares of Class A Common Stock and defers the cash portion of his board retainer and meeting fees in the form of cash-payout stock units, which account for the remaining stock units. Options in respect of 11,673 shares of Class A Common Stock are exercisable and the rest become exercisable on October 30, 2003.

(18) Excludes stock options with respect to 401,000 shares of Class A Common Stock granted to Mr. Bousquet-Chavanne under the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable.

(19) Excludes stock options with respect to 401,000 shares of Class A Common Stock granted to Mr. Brestle under a previous employment agreement and the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable.

(20) See notes (2) through (5), (8), (11) and (13) through (19). Also excludes stock options with respect to an aggregate of 1,338,268 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table or the notes thereto, which are not yet exercisable.







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                                       10

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

     STOCKHOLDERS' AGREEMENT. Lauder Family Members (other than The Lauder Foundation, Aerin Lauder, Jane Lauder, The Estee Lauder 1994 Trust, the RSL 4201 Trust, The 4202 Corporation and the Estee Lauder 2001 Charitable Trust) who own shares of Common Stock have agreed pursuant to the Stockholders' Agreement to vote all shares beneficially owned by them for Leonard A. Lauder, Ronald S. Lauder and one person, if any, designated by each as a director of the Company. Lauder Family Members who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, on September 12, 2003, shares of Common Stock having approximately 86.7% of the voting power of the Company. The right of each of Leonard A. Lauder and Ronald S. Lauder to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder and Richard D. Parsons is the nominee of Ronald S. Lauder. The right of each of Leonard A. Lauder and Ronald S. Lauder to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

     BOARD COMMITTEES. The Board of Directors has established four regular committees - the Audit Committee, the Compensation Committee, the Stock Plan Subcommittee and the Nominating and Board Affairs Committee.

     The Company is a "controlled company" in accordance with rules proposed by the New York Stock Exchange, because the Lauder family controls a majority of the outstanding voting stock. As a result, under the proposed rules, only the Audit Committee will be required to be comprised solely of independent directors.

     The Audit Committee members are Ambassador Charlene Barshefsky, Lady de Rothschild and Irvine O. Hockaday, Jr., Chairman. The Board of Directors has determined that Mr. Hockaday is an "Audit Committee Financial Expert" in accordance with the rules promulgated by the Securities and Exchange Commission. The Audit Committee has a written charter adopted by the Board of Directors. The Committee, among other things, appoints the independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department, reviews audit results and reviews and discusses the Company's financial statements with management and the independent auditors. The Committee also meets separately, at least quarterly, with the Chief Financial Officer and Chief Internal Control Officer and with representatives of the independent auditor.

     The Compensation Committee members are Lady de Rothschild, Richard D. Parsons, Chairman, and Marshall Rose. The Committee, among other things, has the authority to establish and approve compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the executive annual incentive plan. The Stock Plan Subcommittee, whose members are Lady de Rothschild and Marshall Rose, has the authority to adopt and administer the Company's share incentive plans.

     The Nominating and Board Affairs Committee members are Leonard A. Lauder, Richard D. Parsons and Lady de Rothschild, Chairman. The Committee, among other things, recommends nominees for election as members of the Board, considers and makes recommendations regarding succession planning, Board practices and procedures and reviews the compensation for service as a Board member.

     Each committee reports regularly to the Board and has authority to engage its own advisors. As part of continuing director education provided by the Company, in fiscal 2003 one of the directors on the Audit Committee attended a program sponsored by Harvard Business School relating to audit committees.

     BOARD AND BOARD COMMITTEE MEETINGS; EXECUTIVE SESSIONS. In fiscal 2003, the Board of Directors met seven times, the Compensation Committee met six times, the Stock Plan Subcommittee met four times, the Audit Committee met seven times, and the Nominating and Board Affairs Committee met five times. The total combined attendance for all board and committee meetings was 95.5%. In fiscal 2003, the non-employee directors met five times in executive session, including three meetings at which one employee director was present for all or part of the session. Rose Marie Bravo joined the Board effective April 1, 2003 and missed one of the two Board meetings held in the fourth quarter of fiscal 2003.

     COMPENSATION OF DIRECTORS. Each non-employee director receives an annual cash retainer of $60,000, payable quarterly, and an annual grant of options with 10-year terms to purchase 5,000 shares of Class A Common Stock. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant and the options vest and are exercisable one year after grant (subject to post-service limitations). Committee Chairmen receive an additional annual retainer of $15,000 each. However, starting in fiscal 2004, the director serving as Chairman of the Audit Committee will receive an additional $25,000.

     An additional $25,000 is payable to each non-employee director by a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer in the fourth quarter of the calendar year. Each stock unit is convertible into shares of Class A Common Stock on or after the first business day of the calendar year following the one in which the director ceases to be a member of the Board. The number of stock units to be awarded is determined by dividing $25,000 by the average closing price of the Class A Common Stock on the twenty trading days next preceding the date of grant. In lieu of receiving stock units, a director may elect to receive options in respect of Class A Common Stock. The number of shares subject to such option grant is determined by dividing $75,000 by the closing price per share of the Class A Common Stock on the date of grant. Such price per share is also the exercise price per share of the options. Options have 10-year terms (subject to post-service limitations), vest immediately, and are exercisable one year after grant. In no event will stock units or stock options representing more than 5,000 shares be granted in connection with the annual stock retainer.

     On the date of the first annual meeting of stockholders which is more than six months after a non-employee director's initial election to the Board, the director receives a grant of 2,000 shares of Class A Common Stock (plus a cash payment in an amount to cover related income taxes).

     Non-employee directors receive $1,500 for each board or committee meeting attended plus reimbursement of reasonable expenses of attending such meetings. For services rendered outside board or committee meetings, which are in furtherance of Board and/or committee business, non-employee directors may receive an additional fee of $1,500 per day.

     Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. The deferrals may take the form of stock equivalent units (accompanied by dividend equivalent rights) to be paid out in cash or may simply accrue interest until paid out in cash.

     Directors who are also employees of the Company receive no additional compensation for service as directors.

     DIRECTOR NOMINEES. The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees with proven business judgment and experience and impeccable reputations. Proposed nominees should be able to satisfy the independence and other requirements to serve on our Board's Audit and/or Compensation Committees and the Stock Plan Subcommittee. Stockholders who wish to suggest qualified candidates should send their written recommendation to Sara E. Moss, Senior Vice President, General Counsel and Secretary, The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Detailed information regarding the proposed nominee's experience and qualifications and the stockholder making the recommendation should accompany any recommendation. For stockholders intending to nominate an individual for election as a director, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Nominations."

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are memorialized in corporate governance guidelines that may be found in the "Investor Information" section of the Company's website: www.elcompanies.com.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of the New York Stock Exchange, has:

     1. reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2003 with management and representatives of KPMG LLP;

     2. discussed with KPMG the matters required to be discussed by SAS 61, as modified or supplemented; and

     3. received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and discussed KPMG's independence with representatives of KPMG.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2003 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

                                             The Audit Committee


                                             Charlene Barshefsky
                                             Lynn Forester de Rothschild
                                             Irvine O. Hockaday, Jr., Chairman


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than 10% of the Class A Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10% beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2003 fiscal year all Section 16(a) filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FAMILY RELATIONSHIPS. Mrs. Estee Lauder and her late husband, Joseph Lauder, founded the Company. Until September 1995, Mrs. Lauder was Chairman of the Board of Directors. She is currently Founding Chairman, an honorary position. Her son, Leonard A. Lauder, is the Chairman of the Board of Directors. Her other son, Ronald S. Lauder, is a Senior Vice President and Director of the Company and Chairman of Clinique Laboratories, Inc. Leonard A. Lauder's wife, Evelyn H. Lauder, is Senior Corporate Vice President of the Company. Leonard A. Lauder and his wife have two sons, William P. Lauder and Gary M. Lauder. William
P. Lauder is Chief Operating Officer and a Director of the Company. Gary M. Lauder is not an employee of the Company. Ronald S. Lauder and his wife, Jo-Carole Lauder, have two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is Vice President--Global Advertising for Estee Lauder. Jane Lauder is a Vice President working on new ventures.

     As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) Mrs. Estee Lauder and her estate, guardian, conservator or committee; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Mrs. Estee Lauder and/or Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Mrs. Estee Lauder, Lauder

Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Mrs. Lauder and/or Lauder Descendants.

     ROYALTY ARRANGEMENTS. In 1969, the Company acquired from Mrs. Estee Lauder ownership of the trademark Estee Lauder outside the United States in exchange for royalty payments on sales of Estee Lauder brand products during Mrs. Lauder's lifetime. The royalty payments also relate to sales of Prescriptives products, which initially were sold under the Estee Lauder brand. The royalty with respect to those sales continues to be an obligation of the Company until Mrs. Estee Lauder's death. The royalty paid to Mrs. Lauder for fiscal 2003 amounted to $20.3 million.

     REGISTRATION RIGHTS AGREEMENT. Leonard A. Lauder, Ronald S. Lauder, The Estee Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estee Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estee Lauder 1994 Trust may be used only by a pledgee of The Estee Lauder 1994 Trust's shares of Common Stock. In addition, the Registration Rights Agreement provides registration rights relating to the Company's $6.50 Cumulative Redeemable Preferred Stock (the "EL Preferred Stock"). Subject to certain limitations set forth in the Agreement, three of the six demand registration rights granted to The Estee Lauder 1994 Trust may only be exercised by a pledgee of its EL Preferred Stock, and a trust for the benefit of Leonard A. Lauder has one demand registration right in respect of its shares of EL Preferred Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estee Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald
S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

     STOCKHOLDERS' AGREEMENT. All Lauder Family Members (other than The Lauder Foundation, Aerin Lauder, Jane Lauder, the Estee Lauder 1994 Trust, the RSL 4201 Trust, The 4202 Corporation and the Estee Lauder 2001 Charitable Trust) that beneficially own shares of Common Stock are parties to a stockholders' agreement with the Company (the "Stockholders' Agreement"). The stockholders who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, shares of Common Stock having approximately 86.7% of the voting power of the Company on September 12, 2003. Such stockholders have agreed to vote in favor of the election of Leonard A. Lauder and Ronald S. Lauder and one designee of each as directors. See "Additional Information Regarding the Board of Directors--Stockholders' Agreement." The Stockholders' Agreement also contains certain limitations on the transfer of shares of Class A Common Stock and Class B Common Stock. In addition, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted to each other party (the "Offeree") a right of first offer to purchase shares of Class A Common Stock the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member, except in certain circumstances, such as sales in a widely distributed underwritten public offering or sales made in compliance with Rule 144 under the Securities Act of 1933. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

     OTHER ARRANGEMENTS. The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2003, the rent paid or accrued was approximately $598,000, which equals the Company's lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 2003, the affiliate paid approximately $13.2 million pursuant to such agreement. At June 30, 2003, the affiliate had deposited with the Company $842,000 to cover expenses. The Company has similar arrangements with an affiliate of Leonard A. Lauder and his family. For fiscal 2003, that affiliate and/or family members paid the Company $3.9 million for office space and certain services, such as phone systems, payroll service and office and administrative services. At June 30, 2003, the affiliate and family members had deposited with the Company an extra $734,000 to cover expenses. The payments by the affiliates and family members approximated the Company's incremental cost of such space and services.

     Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company's offices. The Company pays no fee to the owners for displaying such works. The owners of the works pay for their maintenance. In fiscal 2003, the Company paid premiums of about $7,000 for insurance relating to such works.

     The Company, as is common for major global consumer products companies, regularly advertises in various media, including magazines, television, radio and the Internet. Some of these advertisements may appear from time to time in magazines, cable networks and websites owned by or associated with AOL Time Warner Inc., of which Richard D. Parsons, a Director of the Company, is Chairman of the Board of Directors as well as Chief Executive Officer. In many cases, advertisements are placed indirectly through advertising agencies. In fiscal 2003, the Company estimates that the aggregate cost of advertisements appearing in or on such magazines and other media was about $10.1 million, an amount which is not material to the Company nor to AOL Time Warner Inc.

     Ambassador Barshefsky, one of our Directors, is Senior International Partner in the law firm of Wilmer, Cutler & Pickering. In fiscal 2003, the firm provided legal services to the Company. Fees for such services were less than $40,000, which accounted for considerably less than 5% of the law firm's gross revenue. Wilmer, Cutler & Pickering has provided services to the Company in fiscal 2004.

     In connection with his employment agreement when he joined the Company in fiscal 2002, the Company lent Philip Shearer, currently Group President, $1.5 million. Such loan shall be forgiven in its entirety as to principal if he remains with the Company through July 1, 2006. Mr. Shearer's compensation has been grossed up to cover interest on the loan and the taxes on such interest. Loans to Patrick Bousquet-Chavanne are described below under "Executive Compensation."

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly compensated executive officers of the Company in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended June 30, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION           COMPENSATION AWARDS
                                      --------------------------------- ---------------------------
                                                               OTHER
                                                               ANNUAL                    SECURITIES
                              FISCAL                           COMPEN-  RESTRICTED STOCK UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)  BONUS ($)  SATION ($)    AWARDS ($)    OPTIONS (#) COMPENSATION($)
---------------------------   ------  ----------  ---------  ---------- ---------------- ----------- ---------------
LEONARD A. LAUDER,             2003   1,710,000   1,740,000        (1)           --             --         5,500(2)
Chairman of the Board          2002   1,800,000     900,000        (1)           --             --       412,140
                               2001   1,800,000   1,676,000        (1)           --             --       475,790

FRED H. LANGHAMMER,            2003   1,900,000   2,900,000        (1)    2,000,000(3)     500,000         5,500(4)
President and Chief            2002   2,000,000   1,500,000        (1)    2,000,000(3)     500,000     3,483,530
Executive Officer              2001   2,000,000   2,793,000        (1)    2,000,000(3)     500,000     1,817,615

WILLIAM P. LAUDER,             2003   1,125,000   1,527,000        (1)           --        100,000         9,400(8)
Chief Operating Officer (5)    2002   1,000,000     650,000        (1)           --        100,000         4,950
                               2001     950,000     850,000        (1)           --        100,000         4,950

PATRICK BOUSQUET-CHAVANNE,     2003     950,000   1,202,000        (1)                     100,000       236,125(8)
Group President (6)            2002   1,000,000     650,000   834,300(7)         --        100,000       231,915
                               2001   1,000,000   1,072,000   466,000(7)         --        100,000        21,917

DANIEL J. BRESTLE,             2003     950,000     949,000        (1)                     100,000        71,320(8)
Group President (9)            2002   1,000,000     650,000        (1)           --        100,000        20,000
                               2001   1,000,000     850,000        (1)           --        100,000        20,377

----------
(1) Represents perquisites and other personal benefits, which did not exceed $50,000 for such executive officer in the fiscal year.

(2) Amounts reported under "All Other Compensation" for fiscal 2003 represent matching contributions made pursuant to the Company's qualified defined contribution plan. Substantially all the amounts reported in the prior two fiscal years represented the estimated dollar value of the benefit to Mr. Lauder of Company-paid premiums on split-dollar life insurance. A trust established by Mr. Lauder paid the term-life portion of the policy.

(3) Reflects the dollar value (without consideration of the restrictions) of restricted stock units granted to Mr. Langhammer pursuant to his employment agreement. Additional stock units are credited to Mr. Langhammer in connection with dividends, which are payable in additional units. At the end of fiscal 2003, Mr. Langhammer held 304,292 restricted stock units, all of which are vested. Based on the closing price of the Company's Class A Common Stock at the end of fiscal 2003, the value of such units (without consideration of the restrictions) was $10,203,000. The stock units are payable in shares of Class A Common Stock within 90 days after Mr. Langhammer's termination of employment. Pursuant to his employment agreement and the Fiscal 2002 Share Incentive Plan, he received an additional grant of 58,459 restricted stock units on July 1, 2003.

(4) Amounts reported under "All Other Compensation" for fiscal 2003 represent matching contributions made pursuant to the Company's qualified defined contribution plan. Substantially all the amounts reported in the prior two fiscal years represented the estimated dollar value of the benefit to Mr. Langhammer of Company-paid premiums for split-dollar life insurance. A trust established by Mr. Langhammer paid the term-life portion of the policy.

(5) In fiscal 2001, Mr. W. Lauder was President of Clinique Laboratories, Inc. In fiscal 2002 and during the first six months of fiscal 2003, Mr. W. Lauder was Group President responsible for various brands and business operating units. Mr. W. Lauder became Chief Operating Officer on January 1, 2003.

(6) Mr. Bousquet-Chavanne became Group President responsible for Estee Lauder, MAC and designer fragrance brands in July 2001. In fiscal 2001, he was president of Estee Lauder International, Inc.

(7) Represents (i) $466,000 relating to the forgiveness of a remaining portion of the loan made to him pursuant to his prior employment agreement for fiscal 2001, and (ii) $834,300 relating to the forgiveness of the remaining portion of the loan made to him pursuant to his prior employment agreement for fiscal 2002. Mr. Bousquet-Chavanne did not receive perquisites and other personal benefits exceeding $50,000 in fiscal 2001 or 2002.

(8) Amounts reported in fiscal 2003 include: (i) matching contributions made on behalf of named executive officer pursuant to the Company's qualified defined contribution plan as follows: Mr. W. Lauder, $5,500, Mr. Bousquet-Chavanne, $4,750, and Mr. Brestle, $5,420; (ii) Company-paid premiums for term life insurance in fiscal 2003 of $3,900 for Mr. W. Lauder and $65,900 for Mr. Brestle, and $4,575 in each fiscal year for Mr. Bousquet-Chavanne; and (iii) $226,800 for Mr. Bousquet-Chavanne representing imputed interest and reimbursement for taxes related to the loan to him described below under "Employment Agreements."

(9) In fiscal 2001, Mr. Brestle was President of Estee Lauder (USA & Canada). Since July 1, 2001, Mr. Brestle has been Group President responsible for various brands.

                          OPTION GRANTS IN FISCAL 2003

                                                            INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------------
                                  NUMBER OF     % OF TOTAL
                                 SECURITIES       OPTIONS
                                 UNDERLYING     GRANTED TO                                   GRANT DATE
                                   OPTIONS     EMPLOYEES IN   EXERCISE PRICE  EXPIRATION   PRESENT VALUES
                                   (#)(1)       FISCAL YEAR       ($/SH)         DATE          ($)(2)
                                 ----------    ------------   --------------  ----------   --------------
Leonard A. Lauder ...............        0          0.0%            N.A.           N.A.           N.A.
Fred H. Langhammer ..............  500,000          7.5%          $32.15        7/10/12      6,220,000
William P. Lauder ...............  100,000          1.5%          $32.15        7/10/12      1,244,000
Patrick Bousquet-Chavanne .......  100,000          1.5%          $32.15        7/10/12      1,244,000
Daniel J. Brestle ...............  100,000          1.5%          $32.15        7/10/12      1,244,000

----------
(1) The options granted in fiscal 2003 to the named executive officers have a term of 10 years and were granted pursuant to the Fiscal 2002 Share Incentive Plan with an exercise price equal to the closing price of the Class A Common Stock on the date of grant. Options are generally exercisable in three substantially equal tranches beginning January 1, 2004, 2005, and 2006, respectively, subject to early vesting upon the occurrence of certain events, such as a change in control or retirement.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option-pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy for valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: expected average time of exercise of seven years, volatility of 31%, dividend yield of 0.6% and average risk-free rate of return of 4.2%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon the date when they are exercised.

   AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND 2003 FISCAL YEAR-END OPTIONS

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                SHARES        VALUE   OPTIONS AT FISCAL YEAR-END(#)    FISCAL YEAR-END($)(2)
                              ACQUIRED ON   REALIZED  ----------------------------  ---------------------------
                              EXERCISE(#)    ($)(1)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              ----------- ----------- ------------  -------------   -----------   -------------
Leonard A. Lauder               200,000   $ 4,165,195   4,000,002        999,998     41,465,000             --
Fred H. Langhammer              500,000   $10,223,069   2,026,502      2,073,498      8,374,000        690,000
William P. Lauder                    --            --     329,000        301,000      1,867,650        138,000
Patrick Bousquet-Chavanne            --            --     249,000        301,000        956,063        138,000
Daniel J. Brestle                    --            --     365,666        301,000      1,688,325        138,000

----------
(1) Value realized is calculated for each option as the difference between the exercise prices of the options and the sales prices of the shares of the Company's Class A Common Stock obtained upon exercise. Income taxes payable upon exercise and associated fees and commissions that reduce the value received are not reported in this table.

(2) Value of unexercised in-the-money unexercisable options is the difference between (a) the market price of a share of Class A Common Stock on June 30, 2003, the last trading day in fiscal 2003 ($33.53), multiplied by the number of shares of Class A Common Stock underlying the unexercisable in-the-money options and (b) the aggregate exercise price if one were to exercise all the unexercisable in-the-money options on that date. The value of in-the-money exercisable options is calculated in the same way, but using the exercisable options instead of the unexercisable ones. No reduction is made for income taxes payable upon exercise or associated fees and commissions that would reduce the value that could be received.


PENSION PLANS

     The Company provides retirement benefits to its employees in the United States through a defined benefit plan, which is intended to be qualified under
Section 401 of the Internal Revenue Code, and a related non-qualified restoration plan. In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date, retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment, times final qualifying average compensation, times a percentage (currently 1.5%), offset by certain amounts calculated with reference to Social Security entitlements. For other employees, retirement benefits under the plans are the aggregate amount of annual credits (calculated with reference to total annual compensation, with certain items excluded) plus interest credits thereon. The benefits payable to Leonard A. Lauder and Fred H. Langhammer are calculated with reference to supplemental undertakings.

     Leonard A. Lauder has 45 years of qualifying Company employment and is retirement eligible. If he were to retire currently, his annual retirement benefits would be approximately $1.0 million. Pursuant to applicable law, when Mr. Lauder is 70 1/2 years old, he is required to receive partial distribution of this amount during his continued employment. He (or his wife, estate or designee) is also entitled to be paid approximately $1.9 million per year, pursuant to an arrangement in his current and former employment agreements. Payments under such arrangement commenced upon his 70th birthday in March 2003 and will continue for ten years thereafter.

     Mr. Langhammer currently has 28 years of qualifying Company employment. If he retired at normal retirement age with 34 years of qualifying Company employment, his projected annual retirement benefit would be approximately $2.0 million payable during his lifetime.

     William P. Lauder currently has 17 years of qualifying Company employment. If he retired at normal retirement age with 39 years of qualifying Company employment, his projected annual retirement benefit would be approximately $591,000 payable during his lifetime.

     Mr. Bousquet-Chavanne currently has 12 years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $417,000 payable during his lifetime.

     Mr. Brestle currently has 25 years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $472,000 payable during his lifetime.

EMPLOYMENT AGREEMENTS

     LEONARD A. LAUDER. Mr. Lauder's current employment agreement (the "2000 Agreement") provides for his employment as Chairman of the Board of the Company until such time as he resigns, retires or is terminated. The agreement provides for a base salary of $1.8 million per year, which Mr. Lauder agreed would be limited to $1.71 million for fiscal 2003. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed above. Mr. Lauder's aggregate annual bonus opportunities for fiscal 2004 under the Executive Annual Incentive Plan amount to $1.8 million. Mr. Lauder may elect to defer a certain portion of his cash compensation. Mr. Lauder is entitled to participate in the Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan, but no grants have been made to him under either plan to date. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. Lauder will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the 2000 Agreement (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. Lauder's death during the term of his employment, for a period of one year from the date of Mr. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. Lauder's base salary and the Leonard Lauder Bonus Compensation. Mr. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. Lauder's employment for any reason upon 60 days' written notice. In the event of termination of his employment by the Company (other than for cause, disability or death) or a termination by Mr. Lauder for good reason after a change of control, (a) Mr. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation and
(iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Lauder will not be subject to the non-competition covenant contained in the 2000 Agreement. If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options previously granted to Mr. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. In fiscal 2003, the Company did not make any further payments in connection with the split-dollar life insurance arrangements with Mr. Lauder because of uncertainty relating to Section 402 of The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley").

     FRED H. LANGHAMMER. Mr. Langhammer's employment agreement provides for his employment as President and Chief Executive Officer of the Company through June 30, 2006, unless earlier terminated. The agreement provides for an annual base salary of $2.0 million, which Mr. Langhammer agreed would be only $1.9 million for fiscal 2003. Mr. Langhammer is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mr. Langhammer is entitled to additional pension payments under a supplemental undertaking by the Company. See "Pension Plans" above. His employment agreement provides that his annual bonus opportunities under the Executive Annual Incentive Plan would be $3.0 million in fiscal 2003 and 150% of his base salary in subsequent contract years. Mr. Langhammer may elect to defer certain of his cash compensation. He was granted options with respect to 1.0 million shares of Class A Common Stock on January 1, 2000 with an exercise price of $50.4375 per share. His agreement provides for additional annual option grants in respect of 500,000 shares. The grants made in each of fiscal 2001 through 2004 have exercise prices of $43.6875 per share, $40.50 per share, $32.15 per share and $33.44 per share respectively. In addition, Mr. Langhammer's agreement provides for the grant to him of $2.0 million worth of restricted stock units each year. On July 1, 2003, Mr. Langhammer received stock units with respect to 58,459 shares, accompanied by dividend equivalents which are payable in additional stock units. Stock units awarded in any fiscal year may be forfeited under certain circumstances if Mr. Langhammer is terminated during such year. The stock units will be paid in shares of Class A Common Stock at a time to be determined by the Company, but in no event later than ninety days after the termination of Mr. Langhammer's employment. Including grants that remain outstanding from his prior agreement, Mr. Langhammer currently holds restricted stock units in respect of 362,751 shares of Class A Common Stock. The Company may terminate Mr. Langhammer's employment at any time if he becomes "permanently disabled," in which event Mr. Langhammer will be entitled to (i) receive his base salary in effect at the time of termination (the "Langhammer Base Salary") for a period of one year after termination, (ii) receive his pro rata bonus through the date of termination and (iii) participate in the Company's benefit plans through the date of termination. In the event of Mr. Langhammer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive the benefits of certain Company-sponsored insurance, including supplemental split-dollar arrangements. The Company may terminate Mr. Langhammer's employment for any reason upon 60 days' written notice. In the event of (X) the Company's termination of his employment (other than for cause, disability or death) or (Y) Mr. Langhammer's termination of the agreement as a result of the Company's material breach thereof, which would include a material reduction in Mr. Langhammer's duties or responsibilities, or (Z) Mr. Langhammer's termination of his employment for good reason after a change of control of the Company, (a) Mr. Langhammer, for a period of three years from the date of termination (or until June 30, 2006), will be entitled to (i) receive the Langhammer Base Salary, (ii) receive his average bonus paid during the term of the agreement and (iii) participate in the Company's benefit plans and (b) Mr. Langhammer will not be subject to the covenant not to compete contained in such agreement. Mr. Langhammer may terminate his employment for any other reason at any time upon six months' written notice to the Company, in which event the Company shall have no further obligations after termination. If Mr. Langhammer receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options granted to Mr. Langhammer will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. In fiscal 2003, the Company did not make any further payments in connection with the split-dollar life insurance arrangements with Mr. Langhammer because of uncertainty relating to Section 402 of Sarbanes-Oxley.

     WILLIAM P. LAUDER. Mr. Lauder's current employment agreement provides for his employment as Chief Operating Officer through June 30, 2005, unless earlier terminated. The agreement provides for a base salary of $1.3 million. Mr. Lauder agreed to a 5% salary reduction prior to his promotion, which resulted in a salary for fiscal 2003 equal to $1,125,000. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Lauder bonus opportunities equal to $1.75 million for fiscal 2004 and at least that much for fiscal 2005. Mr. Lauder may elect to defer certain of his cash compensation and did defer a portion of his compensation in fiscal 2003. Mr. Lauder has been granted options with respect to 200,000 shares of Class A Common Stock with an exercise price of $33.44 per share so far during the term of this agreement and the agreement contemplates additional stock option grants of 200,000 shares of Class A Common Stock in fiscal 2005. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. Lauder will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Lauder's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive for a period of one year Mr. Lauder's base salary in effect at the time of death, (ii) receive bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to fifty percent (50%) of the average actual bonuses paid or payable during the contract term, and (iii) to receive any other amounts to which he otherwise would have been entitled prior to the date of his death. The Company may terminate his employment for any reason upon 120 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death) or a termination by Mr. Lauder for good reason after a change of control of the Company, (a) Mr. Lauder will be entitled to (i) receive for the Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term, and (iii) participate in the Company's benefit plans during the Post-Termination Period, and (b) in the case of termination by the Company (other than for cause, disability or disability), Mr. Lauder will not be subject to the non-competition covenant contained in his current employment agreement. Mr. Lauder may terminate his employment for any reason at any time upon six months' written notice to the Company, in which event the Company shall have no further obligations after termination. "Post Termination Period" means the longest from the date of termination of (a) one year, (b) the period until June 30, 2005, and (c) the period set forth in the Company's policy (which in no event will be more than two years). If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. If the Company does not renew the term of his employment, Mr. Lauder will be entitled to receive during the Post-Termination Period his base salary and certain other benefits consistent with Company policy.

     PATRICK BOUSQUET-CHAVANNE. Mr. Bousquet-Chavanne's current employment agreement provides for his employment as Group President through June 30, 2005, unless earlier terminated. The agreement provides for an annual base salary of $1 million, which Mr. Bousquet-Chavanne agreed would be $950,000 in fiscal 2003. Mr. Bousquet-Chavanne is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Bousquet-Chavanne bonus opportunities equal to $1.5 million for fiscal 2004. Mr. Bousquet-Chavanne may elect to defer certain of his cash compensation. Mr. Bousquet-Chavanne has been granted options with respect to 100,000 shares of Class A Common Stock in each of fiscal 2002 through 2004 with exercise prices of $40.50 per share, $32.15 per share and $33.44 per share and the agreement contemplates additional stock option grants of 100,000 shares of Class A Common Stock in fiscal 2005. The Company may terminate Mr. Bousquet-Chavanne's employment at any time if he becomes "permanently disabled," in which event Mr. Bousquet-Chavanne will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Bousquet-Chavanne's death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) for a period of one year Mr. Bousquet-Chavanne's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies. The Company may terminate his employment for any reason upon 60 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), (a) Mr. Bousquet-Chavanne will be entitled to (i) receive for the Post-Termination Period, his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Bousquet-Chavanne will not be subject to the non-competition covenant contained in his current Agreement. If the Company does not renew the term of his employment, Mr. Bousquet-Chavanne will be entitled to receive during the Post-Termination Period his base salary and other benefits consistent with Company policy. In addition to his employment agreement, in 2001, the Company made a loan in the amount of $2 million to Mr. Bousquet-Chavanne. Mr. Bousquet-Chavanne's compensation is grossed up to cover interest on the loan and the taxes on such interest. A separate agreement provides that the loan shall be forgiven in its entirety as to principal if he remains with the Company through July 1, 2005 and shall be forgiven in its entirety with a gross-up for taxes if he remains with the Company through July 1, 2006. In fiscal 2003, the Company did not make any further payments in connection with the split-dollar life insurance arrangements with Mr. Bousquet-Chavanne because of uncertainty relating to Section 402 of Sarbanes-Oxley.

     DANIEL J. BRESTLE. Mr. Brestle's current employment agreement provides for his employment as Group President through June 30, 2005, unless earlier terminated. The agreement provides for an annual base salary of $1 million, which Mr. Brestle agreed would be $950,000 in fiscal 2003. Mr. Brestle is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Brestle bonus opportunities equal to $1.5 million for fiscal 2004. Mr. Brestle may elect to defer certain of his cash compensation. Mr. Brestle has been granted options with respect to 100,000 shares of Class A Common Stock in each of fiscal 2002 through 2004 with exercise prices of $40.50 per share, $32.15 per share and $33.44 per share and the agreement contemplates additional stock option grants of 100,000 shares of Class A Common Stock in fiscal 2005. The Company may terminate Mr. Brestle's employment at any time if he becomes "permanently disabled," in which event Mr. Brestle will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Brestle's death during the term of his employment, his beneficiary or legal representative will be entitled to receive
(i) for a period of one year Mr. Brestle's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies. The Company may terminate his employment for any reason upon 60 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), (a) Mr. Brestle will be entitled to (i) receive for the Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Brestle will not be subject to the non-competition covenant contained in his current Agreement. If the Company does not renew the term of his employment, Mr. Brestle will be entitled to receive during the Post-Termination Period his base salary and certain other benefits consistent with the Company's policy. Upon termination for any reason, options previously granted to Mr. Brestle will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. In fiscal 2003, the Company did not make any further payments in connection with the split-dollar life insurance arrangements with Mr. Brestle because of uncertainty relating to Section 402 of Sarbanes-Oxley.

     Each agreement described above provides that the Company may require the executive to defer certain amounts to be received by him to the extent such amounts may not be deductible by reason of Section 162(m) of the Internal Revenue Code. Each employment agreement also contains certain confidentiality and non-competition provisions.

COMPENSATION COMMITTEE AND STOCK PLAN SUBCOMMITTEE REPORT

     The Company's executive compensation program is designed to attract and retain high quality senior executives, and to motivate them to achieve both short-term and long-term Company, divisional and individual goals. For fiscal 2003, compensation was paid primarily pursuant to employment agreements (for those executive officers that have such agreements), the share incentive plans (which provide for stock-based compensation) and the Executive Annual Incentive Plan (for cash bonuses).

     The Compensation Committee, consisting solely of outside directors, oversees and approves compensation arrangements for the executive officers of the Company (including the opportunities and bonuses paid under the Executive Annual Incentive Plan). The Stock Plan Subcommittee administers the Company's share incentive plans.

     The Committee and the Subcommittee intend to engage independent compensation consultants in fiscal 2004.

Salary and Bonuses

     The Committee believes that the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Committee notes the long tenure of many of the most senior executive officers. The Committee also considers comparative information available from other companies, including companies in the peer group in the performance graph. For fiscal 2003, the Committee also considered projected business conditions, and the need to control overall expenses. Accordingly, the Committee recommended and most executive officers, including those with contractual rights, accepted 5% reductions in salary in fiscal 2003 as compared to fiscal 2002 levels.

     The Committee believes that the performance-based bonus structure provided under the Company's Executive Annual Incentive Plan is of key importance. Accordingly, for executive officers in charge of sales divisions (i.e. the Group Presidents), a material portion of total bonus eligibility is tied to year-to-year achievements in financial and operational indicators, such as net sales and net operating profit measured at the divisional level. For executive officers in charge of corporate departments, bonuses are based in large part on improvements in the Company's net earnings per common share and net sales. For fiscal 2003, the Committee set performance targets based on business conditions and assumptions existing in September 2002. The Committee authorized the payment of bonuses in accordance with the pre-set targets. For fiscal 2003, the Committee maintained aggregate bonus opportunities at fiscal 2002 levels, except for the stretch goals.

Stock-Based Compensation

     In fiscal 2003, the Stock Plan Subcommittee granted stock options to the executive officers under the Fiscal 2002 Share Incentive Plan and in accordance with applicable employment agreements. The size of each award reflected the recipient's position and anticipated level of future contribution. In certain cases, grants also were made to reward past performance.

Compensation of the Chief Executive Officer

     Mr. Langhammer's salary reflects his long service with the Company, the exceptional results he has achieved and his stature in the industry. The amount of salary for fiscal 2003 represents a 5% reduction that Mr.

Langhammer agreed to take from the amount established in his employment agreement in 2000 when he became Chief Executive Officer. His bonus for fiscal 2003 was based on the Company's net sales and net earnings results. The option grant and stock unit grant in fiscal 2003 were made to Mr. Langhammer in accordance with his employment agreement. The grant of stock units to Mr. Langhammer in August 2003 was made in accordance with his employment agreement. Also in fiscal 2003, the Committee extended the term of Mr. Langhammer's employment agreement for one year.

Limitations on Deductibility

     The Committee is aware of the limitations on deductibility for income tax purposes of certain compensation paid to its most highly compensated executive officers and considers the deduction limitation in determining compensation. While the Company's compensation program as it applied to such persons in fiscal 2003 was designed to take advantage of the "performance-based" exception to the deduction limitation, certain non-deductible compensation was authorized. Each employment agreement with the named executive officers provides that amounts payable pursuant thereto may be deferred to the extent such amounts would not be deductible.

                     The Compensation Committee      The Stock Plan Subcommittee


                     Lynn Forester de Rothschild     Lynn Forester de Rothschild
                     Richard D. Parsons, Chairman    Marshall Rose
                     Marshall Rose


PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers. The returns are calculated by assuming an investment of $100 in the Class A Common Stock and each in index on June 30, 1998. The publicly traded companies included in the peer group are: Avon Products, Inc., Groupe Clarins S.A., L'Oreal S.A., LVMH Moet Hennessy Louis Vuitton, The Procter & Gamble Company, Shiseido Company, Ltd. and Unilever N.V.


         [TABLE BELOW REPRESENTS A LINE CHART IN THE ORIGINAL REPORT.]


                       The Estee Lauder
                        Companies, Inc.    S & P 500    Peer Group
                       ----------------    ---------    ----------
               6/98        100.00           100.00       100.00
               6/99        144.55           122.76       106.81
               6/00        143.23           131.66        76.66
               6/01        125.47           112.13        93.41
               6/02        103.06            91.96       101.31
               6/03         98.89            92.19        92.46


Source: Research Data Group, Inc.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2003 and does not include grants made or cancelled and options exercised after such date. The securities that may be issued consist solely of shares of our Class A Common Stock and, except as disclosed in note (2) to the table, all plans were approved by stockholders of the Company.

            EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 30, 2003

                                                                                    NUMBER OF SECURITIES
                                                                                     REMAINING AVAILABLE
                                                                                     FOR FUTURE ISSUANCE
                                        NUMBER OF SECURITIES    WEIGHTED-AVERAGE        UNDER EQUITY
                                          TO BE ISSUED UPON     EXERCISE PRICE OF    COMPENSATION PLANS
                                             EXERCISE OF           OUTSTANDING      (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,    OPTIONS, WARRANTS  REFLECTED IN THE FIRST
PLAN CATEGORY                            WARRANTS AND RIGHTS       AND RIGHTS              COLUMN)
-------------                           --------------------    -----------------  ----------------------

Equity compensation plans approved
by security holders(1) .................  29,542,243(2)(3)           $34.93             7,118,577(4)

----------
(1) Includes the Fiscal 1996 Share Incentive Plan (the "1996 Plan"), Fiscal 1999 Share Incentive Plan (the "1999 Plan"), Fiscal 2002 Share Incentive Plan (the "2002 Plan"), Non-Employee Director Share Incentive Plan (the "Director Plan"), two Sassaby stock option plans (see note 2) and five employment agreements entered into in 1995 prior to the initial public offering.

(2) Includes outstanding options in respect of 14,104 shares of Class A Common Stock that were granted under two stock option plans assumed by the Company when it acquired Sassaby, Inc. in 1997. The Company never granted any additional options under the plans.

(3)   Excludes stock units in respect of 306,861 shares of Class A Common Stock.

(4) The 1996 Plan, the 1999 Plan and the 2002 Plan are similar omnibus plans. Each authorizes the Stock Plan Subcommittee of the Board of Directors to grant shares and benefits other than stock options. As of June 30, 2003, there were 235,352, 7,053 and 6,011,322 shares of Class A Common Stock available for issuance under each plan, respectively. Shares underlying grants cancelled or forfeited under the 1996 Plan and the 1995 employment agreements may be used for grants under the 1999 Plan or the 2002 Plan. Shares underlying grants cancelled or forfeited under the 1999 Plan may be used for grants under the 2002 Plan. The Director Plan provides for an annual grant of options and a grant of either options or stock units to non-employee directors. As of June 30, 2003, there were 203,257 shares available pursuant to the Director Plan. Additionally, there were 661,593 shares available for issuance pursuant to one employment agreement at June 30, 2003. However, under the terms of that employment agreement no additional grants may be made, other than dividend equivalent stock units. In fiscal 2003, the dividend equivalent units granted under that employment agreement were in respect of 1,364 shares.

     If all of the outstanding options, warrants and rights and stock units and the securities available for future issuance included in the first and third columns in the table above were converted to shares of Class A Common Stock as of June 30, 2003, the total shares of Common Stock outstanding (i.e. Class A Common Stock plus Class B Common Stock) would increase 16% to 264,423,864. Of the outstanding options to purchase 29,542,243 shares of Class A Common Stock, options in respect of 15,893,729 shares are exercisable at a price less than $33.53, the closing price on June 30, 2003. Assuming the exercise of only those in-the-money options, the total shares outstanding would increase by 7% to 243,349,912.

                   APPROVAL OF THE ESTEE LAUDER COMPANIES INC.
                         EXECUTIVE ANNUAL INCENTIVE PLAN
                                    (ITEM 2)

BACKGROUND

     The Board of Directors is proposing for stockholder approval The Estee Lauder Companies Inc. Executive Annual Incentive Plan (the "Executive Incentive Plan"). The Executive Incentive Plan is being submitted for stockholder approval in order to satisfy the "performance-based compensation" exception of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met.

     On May 28, 2003, the Compensation Committee adopted, and on July 17, 2003, the Board of Directors ratified, subject to stockholder approval, the Executive Incentive Plan. If approved by the stockholders, the Company believes that opportunities granted under the Executive Incentive Plan should qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. The following description summarizes the material features of the Executive Incentive Plan; it is not intended to be a complete description and is qualified in its entirety by reference to the copy of the Executive Incentive Plan annexed to this Proxy Statement.

SUMMARY OF PLAN

     The Executive Incentive Plan is designed to provide incentives and rewards to the "Executive Officers" of the Company and to assist the Company in motivating them to achieve the Company's annual performance goals. The Executive Incentive Plan is substantially identical to the Executive Annual Incentive Plan approved by stockholders at the Annual Meeting in 1998 (the "1998 Plan"), except

     o the maximum amount payable to any "Executive Officer" in a fiscal year has been reduced by 50% to $5 million (an amount that was not surpassed under the 1998 Plan); and

     o for purposes of setting a bonus opportunity, the business criteria used to set a target relating to net sales may be based on targets, rather than just growth, to accommodate those situations where net sales for a division or group is expected to decrease due to planned shifts in resources.

     If the Executive Annual Incentive Plan is approved by stockholders, the Company will cease using the 1998 Plan.

     For purposes of the plan, Executive Officers means those persons who are denoted as such from time to time by the Company in the Company's filings with the Securities and Exchange Commission and those other persons as may be designated as such from time to time by the Compensation Committee. Approximately 15 persons are expected to be eligible to participate in the Executive Incentive Plan.

     Under the Executive Incentive Plan, each participant is granted opportunities that will be paid if the performance target for the particular opportunity is achieved. Under the plan, aggregate opportunities for an individual, and therefore payouts, are limited to 200% of the executive's annual base salary (except in the case of the Chief Executive Officer to whom such limit does not apply) or such lower level as determined by the committee administering the plan.

     Currently, the Chief Executive Officer's aggregate target bonus opportunities for a fiscal year is capped at $3 million (150% of his salary). In no event may a participant receive more than $5 million on account of any fiscal year.

     The annual performance target for each opportunity shall be based on achievement of hurdle rates, targets and/or growth in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales;
(iv) market share; (v) net operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results);

(xii) market price per share; and (xiii) total return to stockholders. In addition, the annual performance targets may include comparisons to performance at other companies, such performance to be measured by one or more of the foregoing business criteria.

     The Executive Incentive Plan is administered by a committee appointed by the Board of Directors comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be "outside directors" within the meaning of treasury regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. Payouts are determined annually following the determination of the Company's fiscal year-end results and certification by the committee that the achievement of the opportunities has been accurately determined.

     The Board has appointed, and expects to continue to appoint, to the committee administering the Executive Incentive Plan only directors who are "independent" as defined under the New York Stock Exchange's proposed rules. However, it should be noted that the Company is a "controlled company" under the New York Stock Exchange's proposed rules and is not required to appoint directors who fit within that definition to the committee administering the Executive Incentive Plan.

     No opportunity may be granted after May 28, 2013.

     The Executive Incentive Plan is subject to amendment or termination at any time by the Compensation Committee, but no such action may adversely affect any rights or obligations with respect to any awards previously made under the Executive Incentive Plan and, unless the stockholders of the Company shall have first approved thereof, no amendment of the plan shall be effective which would:
(i) increase the maximum amount which can be paid to any participant under the plan; (ii) change the types of business criteria on which performance targets are to be based under the plan; or (iii) modify the requirements as to eligibility for participation in the plan. The Executive Incentive Plan also specifically provides that it will be governed by New York law, which is the law governing the Company's employment agreements and other principal compensation plans.

OTHER INFORMATION

     Approval of the Executive Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the 2003 Annual Meeting of Stockholders. If stockholders do not approve the Executive Incentive Plan, the Company will reconsider the alternatives available with respect to the compensation of the executive officers of the Company.

NEW PLAN BENEFITS

EXECUTIVE ANNUAL INCENTIVE PLAN

     Currently, the amounts to be paid under the Executive Incentive Plan are not determinable, but if the Executive Incentive Plan had been in effect for the fiscal year ended June 30, 2003, amounts paid to executives would have been:

                                                                   DOLLAR VALUE
    NAME AND POSITION                                             (IN THOUSANDS)
    -----------------                                             --------------
    Leonard A. Lauder, Chairman of the Board .....................     $1,740
    Fred H. Langhammer, President and Chief Executive Officer ....     $2,900
    William P. Lauder, Chief Operating Officer ...................     $1,527
    Patrick Bousquet-Chavanne, Group President ...................     $1,202
    Daniel J. Brestle, Group President ...........................       $949
    Executive Group (14 persons) .................................    $12,145
    Non-Executive Director Group .................................         $0
    Non-Executive Officer Group ..................................         $0

     THE BOARD BELIEVES THAT THE EXECUTIVE INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 3)

     The Audit Committee of the Board of Directors of the Company has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2004, subject to ratification of this appointment by the stockholders of the Company. KPMG LLP was first appointed in April 2002 and replaced Arthur Andersen LLP, which had served as independent auditors of the Company for many years. KPMG LLP audited the Company's financial statements at June 30, 2003 and 2002 and for the 2003 and 2002 fiscal years, and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

     For the fiscal years ended June 30, 2003 and 2002, the Company paid (or will pay) the following fees to KPMG LLP (and its affiliates) for services rendered during the year or for the audit in respect of those years:

                                                      FISCAL 2003  FISCAL 2002
                                                      -----------  -----------
            FEE TYPE                                        (IN THOUSANDS)
            --------

            Audit Fees(1) ............................  $2,214       $1,523
            Audit-Related Fees(2) ....................     659           --
            Tax Fees(3) ..............................     755           --
            All Other Fees ...........................      --           --
                                                        ------       ------
            Total ....................................  $3,628       $1,523
                                                        ======       ======

----------
(1) Fees paid for professional services rendered in connection with the audit of the annual financial statements and statutory audits of certain international subsidiaries for each fiscal year and, for fiscal 2003, also includes the review of the quarterly financial statements.

(2) Includes fees paid for professional services rendered in connection with the audits of the Company's employee benefit plans, contractual audits, due diligence and post-acquisition audit work.

(3) Includes fees paid for tax compliance, tax planning and related tax services.

     The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence. In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by KPMG LLP. The policy requires that all services KPMG LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of KPMG LLP provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

     One or more representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment.

     On April 12, 2002, the Board of Directors, on the recommendation of the Audit Committee, decided to end the engagement of Arthur Andersen LLP as the Company's independent public accountants, effective after Arthur Andersen's review of the Company's financial results for the quarter ended March 31, 2002 and the filing of the Company's report on Form 10-Q for such quarter, and authorized the engagement of KPMG LLP to serve as the Company's independent public accountants for fiscal 2002. None of Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 2001, 2000 and 1999 and through the date the engagement ended, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosure in 2002.

     During the fiscal years ended June 30, 2001 and 2000 and through the date of the appointment, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company provided KPMG LLP with a copy of the foregoing disclosure.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2004. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone, electronic means and personal contact by directors, officers and employees of the Company without additional compensation.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     If a stockholder intends to present a proposal for action at the 2004 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by May 17, 2004. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

     In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2004 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to Sara
E. Moss, Senior Vice President, General Counsel and Secretary, The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

                                OTHER INFORMATION

     Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

                                              SARA E. MOSS
                                              SENIOR VICE PRESIDENT,
                                              GENERAL COUNSEL AND SECRETARY

New York, New York
September 15, 2003

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 2003, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.

                                                                           ANNEX

                         THE ESTEE LAUDER COMPANIES INC.
                         EXECUTIVE ANNUAL INCENTIVE PLAN

1.   PURPOSE.

     The principal purposes of The Estee Lauder Companies Inc. Executive Annual Incentive Plan (the "Plan") are to provide incentives and rewards to the Executive Officers of The Estee Lauder Companies Inc. (the "Company"), including those who may be employed by any of the Company's subsidiaries and affiliates, and to assist the Company in motivating them to achieve the Company's annual performance goals.

2. ADMINISTRATION OF THE PLAN.

     The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted opportunities under the Plan, to determine the time when opportunities will be granted, to determine whether objectives and conditions for achieving an opportunity have been met, to determine whether opportunities will be paid out at the end of the opportunity period or deferred, and to determine whether an opportunity or payout of an opportunity should be reduced or eliminated.

     The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person granted an opportunity under the Plan.

     The Committee may delegate all or a portion of its administrative duties under the Plan to such officers or other employees of the Company as it shall determine; provided, however, that no delegation shall be made regarding the selection of Executive Officers of the Company who shall be granted opportunities under the Plan, the amount and timing thereof, or the objectives and conditions pertaining thereto.

3.   ELIGIBILITY.

     The Committee, in its discretion, may grant opportunities to Executive Officers for each fiscal year of the Company as it shall determine. For purposes of the Plan, Executive Officers shall be defined as those persons who shall be denoted as such from time to time by the Company in the Company's filings with the Securities and Exchange Commission and those other persons as may be designated as such from time to time by the Compensation Committee. Executive Officers granted opportunities for a fiscal year of the Company are referred to as "participants" for such fiscal year.

4.   OPPORTUNITIES.

     (a) SETTING OF OPPORTUNITIES. For each fiscal year of the Company commencing with the fiscal year beginning July 1, 2003, each participant shall be granted an opportunity (or opportunities) under the Plan as soon as practicable after the start of such fiscal year and no later than 90 days after the commencement of such fiscal year; provided, however, that if an individual becomes eligible to participate during a fiscal year and after such 90 day period that individual may be granted an opportunity (or opportunities) for a portion of such fiscal year ending on the last day of such fiscal year if such opportunity (or opportunities) is granted after no more than 25% of the period of service to which the opportunity (or opportunities) relates has elapsed. The aggregate of opportunities shall be limited to 200% of the annual base salary of the participant (except in the case of the Chief Executive Officer of the Company to whom such limitation shall not apply) and shall not exceed the amount provided for in Section 4(f) hereof.

     (b) PERFORMANCE TARGETS. For each fiscal year of the Company commencing with the fiscal year beginning July 1, 2003, the annual performance target for each opportunity shall be determined by the Committee in writing, by resolution of the Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year, and each such performance target shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the applicable participant if such performance target is attained; provided, however, that if an individual becomes eligible to participate during a fiscal year and after such 90 day period that individual's performance target (or targets) may be determined by the Committee in writing, by resolution of the Committee or other appropriate action, after no more than 25% of the period of service to which the performance target (or targets) relates has elapsed. The annual performance target for each opportunity shall be based on achievement of hurdle rates, targets and/or growth in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share;
          (v) net operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results);
          (xii) market price per share; and (xiii) total return to stockholders. In addition, the annual performance targets may include comparisons to performance at other companies, such performance to be measured by one or more of the foregoing business criteria.

     (c) PAYOUT OF OPPORTUNITIES. As a condition to the right of a participant to receive cash payout of an opportunity granted under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that the achievement of the opportunity has been accurately determined in accordance with the provisions of this Plan. Opportunities for a fiscal year shall be payable as soon as practicable following the certification thereof by the Committee for such fiscal year.

     (d) DISCRETION. After an opportunity has been granted, the Committee shall not increase such opportunity, and after a performance target has been determined, the Committee shall not revise such performance target. Notwithstanding the attainment by the Company and a participant of the applicable targets, the Committee has the discretion, by participant, to reduce, prior to the certification of the opportunity, some or all of an opportunity that otherwise would be paid.

     (e) DEFERRAL. The Committee may determine that the payout of an opportunity or a portion of an opportunity shall be deferred, the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Committee may also define such other conditions of payouts of opportunities as it may deem desirable in carrying out the purposes of the Plan.

     (f) MAXIMUM PAYOUT PER FISCAL YEAR. No individual participant may receive aggregate opportunities or a payout under the Plan which are more than $5 million on account of any fiscal year.

5. MISCELLANEOUS PROVISIONS.

     (a) GUIDELINES. The Committee may adopt from time to time written policies for its implementation of the Plan.

     (b) WITHHOLDING TAXES. The Company (or the relevant subsidiary or affiliate) shall have the right to deduct from all payouts of opportunities hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payouts.

     (c) NO RIGHTS TO OPPORTUNITIES. Except as set forth herein, no Executive Officer shall have any claim or right to be granted an opportunity under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Executive Officer any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates.

     (d) COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any opportunity or payout nor to any Executive Officer receiving an opportunity or a payout.

     (e) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payout of any opportunity under the Plan.

     (f) GOVERNING LAW. The Plan, opportunities granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under the applicable New York principles of conflict of laws).

6. EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

     (a) EFFECTIVE DATE. The Plan shall be effective as of May 28, 2003, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any opportunities or payouts hereunder. Any opportunities granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any opportunity, the Committee specifies otherwise at the time of grant), but no such opportunity may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such opportunity shall be cancelled.

     (b) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any opportunities theretofore granted under the Plan. Unless the stockholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would: (i) increase the maximum amount which can be paid to any participant under the Plan;
          (ii) change the types of business criteria on which performance targets are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

     (c) TERMINATION. No opportunities shall be granted under the Plan after ten (10) years after the Effective Date.

                         [ESTEE LAUDER COMPANIES LOGO]








                                     [LOGO]

                         THE ESTEE LAUDER COMPANIES INC.


    PROXY                      CLASS A COMMON STOCK


                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, William P. Lauder and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estee Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 5, 2003, at The Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.


              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)




                              FOLD AND DETACH HERE

THIS PROXY  WHEN  PROPERLY  EXECUTED,  WILL BE VOTED AS    Please           [  ]
DIRECTED HEREIN.  IF NO DIRECTION IS GIVEN,  THIS PROXY    Mark Here
WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF    for Address
THE COMPANY'S  BOARD OF DIRECTORS "FOR" ALL NOMINEES IN    Change or
ITEM 1 AND "FOR" ITEMS 2 AND 3.                            Comments
                                                           SEE REVERSE SIDE


Item 1 - Election of three (3) Class I Directors:
01 Irvine O. Hockaday, Jr., 02 Fred H. Langhammer
03 Rose Marie Bravo

     FOR ALL NOMINEES          WITHHOLD AUTHORITY
   with exceptions noted       FOR ALL NOMINEES

          [  ]                       [  ]

Withheld for the following only:
(Write the name(s) of the Nominee(s) in the space below)

________________________________________________________


                                                       FOR   AGAINST   ABSTAIN
Item 2 - Approval of the Executive Annual              [  ]    [  ]      [  ]
         Incentive Plan
                                                       FOR   AGAINST   ABSTAIN
Item 3 - Ratification  of  appointment  of KPMG LLP    [  ]    [  ]      [  ]
         as independent auditors for the 2004 fiscal year.

By checking the box to the right, I consent to future access of the Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

I plan to attend the  [  ]
      Annual Meeting

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated: ______________________________________, 2003

___________________________________________________
SIGNATURE(S) OF STOCKHOLDER(S)

TITLE: ____________________________________________

___________________________________________________
SIGNATURE(S) OF STOCKHOLDER(S)

TITLE: ____________________________________________


                              FOLD AND DETACH HERE

             NOTICE: IF YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING,
                  PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.
           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                          [ESTEE LAUDER COMPANIES LOGO]

                         THE ESTEE LAUDER COMPANIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                    NOVEMBER 5, 2003, 10:00 A.M. (LOCAL TIME)
                                 THE ESSEX HOUSE
                                   GRAND SALON
                             160 CENTRAL PARK SOUTH
                               NEW YORK, NEW YORK

--------------------------------------------------------------------------------
IF YOU WISH TO ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY VIA THE INTERNET AND NO LONGER RECEIVE THE PRINTED MATERIALS, PLEASE PROVIDE YOUR CONSENT WITH YOUR PROXY VOTE.


YOU MAY VIEW THE 2003 ANNUAL REPORT AND PROXY STATEMENT AT
HTTP://WWW.ELCOMPANIES.COM.
--------------------------------------------------------------------------------

                         THE ESTEE LAUDER COMPANIES INC.


    PROXY                      CLASS B COMMON STOCK


                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, William P. Lauder and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estee Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 5, 2003, at The Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.


              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)





                              FOLD AND DETACH HERE

THIS PROXY  WHEN  PROPERLY  EXECUTED,  WILL BE VOTED AS    Please           [  ]
DIRECTED HEREIN.  IF NO DIRECTION IS GIVEN,  THIS PROXY    Mark Here
WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF    for Address
THE COMPANY'S  BOARD OF DIRECTORS "FOR" ALL NOMINEES IN    Change or
ITEM 1 AND "FOR" ITEMS 2 AND 3.                            Comments
                                                           SEE REVERSE SIDE


Item 1 - Election of three (3) Class I Directors:
01 Irvine O. Hockaday, Jr., 02 Fred H. Langhammer
03 Rose Marie Bravo

     FOR ALL NOMINEES          WITHHOLD AUTHORITY
   with exceptions noted       FOR ALL NOMINEES

          [  ]                       [  ]

Withheld for the following only:
(Write the name(s) of the Nominee(s) in the space below)

________________________________________________________


                                                       FOR   AGAINST   ABSTAIN
Item 2 - Approval of the Executive Annual              [  ]    [  ]      [  ]
         Incentive Plan
                                                       FOR   AGAINST   ABSTAIN
Item 3 - Ratification  of  appointment  of KPMG LLP    [  ]    [  ]      [  ]
         as independent auditors for the 2004 fiscal year.

By checking the box to the right, I consent to future access of the Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

I plan to attend the  [  ]
      Annual Meeting

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated: ______________________________________, 2003

___________________________________________________
SIGNATURE(S) OF STOCKHOLDER(S)

TITLE: ____________________________________________

___________________________________________________
SIGNATURE(S) OF STOCKHOLDER(S)

TITLE: ____________________________________________


                              FOLD AND DETACH HERE

             NOTICE: IF YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING,
                  PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.
           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                          [ESTEE LAUDER COMPANIES LOGO]

                         THE ESTEE LAUDER COMPANIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                    NOVEMBER 5, 2003, 10:00 A.M. (LOCAL TIME)
                                 THE ESSEX HOUSE
                                   GRAND SALON
                             160 CENTRAL PARK SOUTH
                               NEW YORK, NEW YORK

--------------------------------------------------------------------------------
IF YOU WISH TO ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY VIA THE INTERNET AND NO LONGER RECEIVE THE PRINTED MATERIALS, PLEASE PROVIDE YOUR CONSENT WITH YOUR PROXY VOTE.


YOU MAY VIEW THE 2003 ANNUAL REPORT AND PROXY STATEMENT AT
HTTP://WWW.ELCOMPANIES.COM.
--------------------------------------------------------------------------------